UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2007

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Rd., Suite 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Sections 1 - 4. Not applicable.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2007, John Clark delivered notice of his resignation from the Amerigon Incorporated (“Amerigon” or the “Corporation”) Board of Directors to the President of Amerigon. Mr. Howard’s resignation is effective January 1, 2008.

Also on November 27, 2007, the Corporation’s Board of Directors voted to fill the vacancy that will be created by Mr. Clark’s resignation by appointing John M. Devine to the Corporation’s Board of Directors effective January 1, 2008. It is expected that Mr. Devine will serve on the Corporation’s Audit and Compensation Committees.

Mr. Devine was most recently Vice Chairman of General Motors Corporation until he retired in early 2006. While at General Motors he also served as Chief Financial Officer from 2000 to 2005. Prior to his tenure at General Motors, Devine spent more than 30 years at Ford Motor Co. and was the company’s CFO from 1994 until 1999.

A copy of the Company news release announcing the above is filed as Exhibit 99.1 to this report and is incorporated in this report by reference.

Sections 6 - 8. Not applicable.

Section 9. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Company news release dated November 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGON INCORPORATED

By:	/s/ Barry Steele
Barry Steele,
Chief Financial Officer and Secretary

Date: November 28, 2007

Exhibit Index

99.1	Company news release dated November 27, 2007.